The information in this pricing supplement is not complete and may be changed. A registration statement relating to these notes has been filed with the Securities and Exchange Commission.

SUBJECT TO COMPLETION DATED JANUARY 20, 2011.

PRELIMINARY PRICING SUPPLEMENT NO. 584 dated January [ ], 2011 To Prospectus Supplement and Prospectus dated February 4, 2010 relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 424(b)(5) Registration Statement No. 333-164694

EKSPORTFINANS ASA

MORGAN STANLEY STRUCTURED INVESTMENTS
Opportunities in Commodities
Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [   ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index—Excess Return
Participation Securities

The securities are senior unsecured obligations of Eksportfinans ASA, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the prospectus supplement and the prospectus, as supplemented or modified by this pricing supplement. At maturity, you will receive for each stated principal amount of securities that you hold an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the performance of the underlying basket on the valuation date. All payments on the securities are subject to the credit risk of Eksportfinans ASA.

INDICATIVE TERMS
Issuer:	Eksportfinans ASA
Agent:	Morgan Stanley & Co. Incorporated (MS & Co.)
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	January [ ], 2011
Original issue date:	February [ ], 2011 (5 business days after the pricing date)
Maturity date:	February [ ], 2012
Aggregate principal amount:	$[ ]

Basket:	Basket commodity	Bloomberg ticker symbol	Weighting	Initial price
	S&P GSCITM Brent Crude Oil Index—Excess Return (“brent crude index”)	SPGCBRP	25.0%	[ ]
	Coal (“coal”)	API21MON (Source: MCCL)	15.0%	[ ]
	Gold (“gold”)	GOLDLNPM	15.0%	[ ]
	Copper (“copper”)	LOCADY	10.0%	[ ]
	Nickel (“nickel”)	LONIDY	10.0%	[ ]
	Soybeans (“soybeans”)	S 1	10.0%	[ ]
	Corn (“corn”)	C 1	10.0%	[ ]
	Cotton (“cotton”)	CT1	5.0%	[ ]

Payment at maturity:

At maturity, you will receive an amount per security equal to:

  If the basket performance factor is greater than 100%:

       $1,000 + upside payment

  If the basket performance factor is less than or equal to 100%:

        $1,000 x basket performance factor

This amount will be less than the stated principal amount of $1,000 and could be zero.

Upside payment:	$1,000 x basket percent increase
Basket percent increase:

The sum of the products of (i) the final basket commodity price for each basket commodity minus the initial basket commodity price for such basket commodity divided by the initial basket commodity price for such basket commodity times (ii) the basket weight for such basket commodity.

Basket performance factor:

The sum of the products of (i) the final basket commodity price for each basket commodity divided by the initial basket commodity price for such basket commodity times (ii) the basket weight for such basket commodity.

Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Company
Per security	$1,000.00	$15.00	$985.00
Total	$[ ]	$[ ]	$[ ]

(1)See “Supplemental information concerning plan of distribution; conflicts of interest” below. The actual price to the public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by that investor. The lowest price payable by an investor is $[   ] per security.

“S&P GSCITM” is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the securities.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on PS-14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINK BELOW.

Prospectus Supplement and Prospectus dated February 4, 2010

THE SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

(continued on following page)

Preliminary Pricing Supplement dated January 20, 2011

INDICATIVE TERMS (CONTINUED)
Commodity price:

The basket commodity price on any date will equal:

Brent Crude index: The official settlement price for the S&P GSCI Brent Crude Oil Index Excess Return, stated in U.S. dollars, published by S&P or its successor.

Coal: (A) The price for a pricing date, and (B) the price with respect to the initial commodity price, will be the published price, which is the price under the column “Average” (which is the average of the bid and the offer) of the first nearby month calendar month (under the column “Duration”), per tonne of steam coal 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA, stated in U.S. dollars, published by The McCloskey Group Ltd., under the heading “Daily forward curves: API#2: (6,000kc NAR CIF ARA)” in the issue of McCloskey’s Coal Report that report prices effective on (A) that pricing date or (B) the date of the initial commodity price determination.

Gold: The afternoon Gold fixing price per troy ounce of Gold for delivery in London through a member of the LMBA authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market.

Copper: The official cash offer price per tonne of Copper Grade A on the LME for the spot market, stated in U.S. dollars, as determined by the LME.

Nickel: The official cash offer price per tonne of Primary Nickel on the LME for the spot market, stated in U.S. dollars, as determined by the LME.

Soybeans: The official settlement price per bushel of deliverable grade soybeans on the CBOT of the first nearby month futures contract; provided that any pricing date after the date of the Last Trade of the relevant Options Contract (if there is more than one Options Contract, then the Options Contract with the latest date) pertaining to the first nearby month futures contract (the “Last Trading Day”), shall look to the second nearby month futures contract, stated in U.S. cents, as made public by the CBOT.

Corn: The official settlement price per bushel of deliverable grade corn on the CBOT of the first nearby month futures contract; provided that any pricing date after the date of the Last Trade of the relevant Options Contract (if there is more than one Options Contract, then the Options Contract with the latest date) pertaining to the first nearby month futures contract (the “Last Trading Day”), shall look to the second nearby month futures contract, stated in U.S. cents, as made public by the CBOT.

Cotton: The official settlement price per pound of deliverable grade cotton No. 2 on the NYBOT of the first nearby month futures contract; provided that any pricing date after the date of the Last Trade of the relevant Options Contract (if there is more than one Options Contract, then the Options Contract with the latest date) pertaining to the first nearby month futures contract (the “Last Trading Day”), shall look to the second nearby month futures contract, stated in U.S. cents, as made public by the NYBOT.

Index value:	For any index business day, the official settlement price of the Brent Crude index.
Initial basket commodity price:	For each basket commodity, the related basket commodity price on the pricing date. See “Basket—Initial price” in the table above.
Final basket commodity price:	For each basket commodity, the related basket commodity price on the valuation date.
Valuation date:	February [ ], 2012, subject to adjustment for certain market disruption events .
Principal protection:	None
Interest:	None
CUSIP:	[ ]
ISIN:	[ ]
Listing:	The securities will not be listed on any securities exchange.

January 2011	PS-2

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Fact Sheet

The securities are senior unsecured obligations of Eksportfinans ASA, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the prospectus supplement and the prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive for each stated principal amount of securities that the investor holds, an amount in cash that may be more than, equal to or less than the stated principal amount based upon the performance of the underlying basket on the valuation date. The securities are senior notes issued as part of Eksportfinans ASA’s U.S. Medium-Term Notes program. All payments on the securities are subject to the credit risk of Eksportfinans ASA.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
January [ ], 2011	February [ ], 2011 (5 business days after the pricing date)	February [ ], 2012, subject to postponement due to a market disruption event

Key Terms
Issuer:	Eksportfinans ASA
Agent:	Morgan Stanley & Co. Incorporated (MS & Co.)
Aggregate principal amount:	$[ ]
Issue price:	$[ ] per security
Stated principal amount:	$[ ] per security
Denominations:	$[ ] per security and integral multiples thereof
Principal protection:	None
Interest:	None

Basket:	Basket commodity	Bloomberg ticker symbol	Weighting	Initial price
	S&P GSCITM Brent Crude Oil Index—Excess Return (“Brent Crude index”)	SPGCBRP	25.0%	[ ]
	Coal (“coal”)	API21MON (Source: MCCL)	15.0%	[ ]
	Gold (“gold”)	GOLDLNPM	15.0%	[ ]
	Copper (“copper”)	LOCADY	10.0%	[ ]
	Nickel (“nickel”)	LONIDY	10.0%	[ ]
	Soybeans (“soybeans”)	S 1	10.0%	[ ]
	Corn (“corn”)	C 1	10.0%	[ ]
	Cotton (“cotton”)	CT1	5.0%	[ ]

Payment at maturity:

At maturity, you will receive an amount per security equal to:

  If the basket performance factor is greater than 100%:

        $1,000 + upside payment

  If the basket performance factor is less than or equal to 100%:

        $1,000 x basket performance factor

This amount will be less than the stated principal amount of $1,000 and could be zero.

Upside payment:	$1,000 x basket percent increase
Basket percent increase:

The sum of the products of (i) the final basket commodity price for each basket commodity minus the initial basket commodity price for such basket commodity divided by the initial basket commodity price for such basket commodity times (ii) the basket weight for such basket commodity.

Basket performance factor:

The sum of the products of (i) the final basket commodity price for each basket commodity divided by the initial basket commodity price for such basket commodity times (ii) the basket weight for such basket commodity.

Commodity price:

The basket commodity price on any date will equal:

Brent Crude index: The official settlement price for the S&P GSCI Brent Crude Oil Index Excess Return, stated in U.S. dollars, published by S&P or its successor.

Coal: (A) The price for a pricing date, and (B) the price with respect to the initial commodity price, will be the published price, which is the price under the column “Average” (which is the average of the bid and the offer) of the first nearby month calendar month (under the column “Duration”), per tonne of steam coal 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA, stated in U.S. dollars, published by The McCloskey Group Ltd., under the heading “Daily forward curves: API#2: (6,000kc NAR CIF ARA)” in the issue of McCloskey’s Coal Report that report prices effective on (A) that pricing date or (B) the date of the initial commodity price determination.

Gold: The afternoon Gold fixing price per troy ounce of Gold for delivery in London through a member of the LMBA authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market.

Copper: The official cash offer price per tonne of Copper Grade A on the LME for the spot market, stated in U.S. dollars, as determined by the LME.

Nickel: The official cash offer price per tonne of Primary Nickel on the LME for the spot market, stated in U.S. dollars, as determined by the LME.

January 2011	PS-3

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Soybeans: The official settlement price per bushel of deliverable grade soybeans on the CBOT of the first nearby month futures contract; provided that any pricing date after the date of the Last Trade of the relevant Options Contract (if there is more than one Options Contract, then the Options Contract with the latest date) pertaining to the first nearby month futures contract (the “Last Trading Day”), shall look to the second nearby month futures contract, stated in U.S. cents, as made public by the CBOT.

Corn: The official settlement price per bushel of deliverable grade corn on the CBOT of the first nearby month futures contract; provided that any pricing date after the date of the Last Trade of the relevant Options Contract (if there is more than one Options Contract, then the Options Contract with the latest date) pertaining to the first nearby month futures contract (the “Last Trading Day”), shall look to the second nearby month futures contract, stated in U.S. cents, as made public by the CBOT.

Cotton: The official settlement price per pound of deliverable grade cotton No. 2 on the NYBOT of the first nearby month futures contract; provided that any pricing date after the date of the Last Trade of the relevant Options Contract (if there is more than one Options Contract, then the Options Contract with the latest date) pertaining to the first nearby month futures contract (the “Last Trading Day”), shall look to the second nearby month futures contract, stated in U.S. cents, as made public by the NYBOT.

Index value:	For any index business day, the official settlement price of the Brent Crude index.
Relevant exchange:

Coal: the European Energy Exchange.

Gold: the London Gold Market.

Copper: the London Metal Exchange.

Nickel: the London Metal Exchange.

Soybeans: the Chicago Board of Trade.

Corn: the Chicago Board of Trade.

Cotton: the New York Board of Trade.

Index publisher:	Standard and Poors Financial Services, LLC
Initial basket commodity price:	For each basket commodity, the related basket commodity price on the pricing date. See “Basket— Initial price” in the table above.
Final basket commodity price:	For each basket commodity, the related basket commodity price on the valuation date.
Valuation date:	February [ ], 2012, subject to adjustment for certain market disruption events.
Market disruption event:

Means the occurrence on any date or any number of consecutive days of any one or more of the following circumstances:

  With respect to any basket commodity, a Brent Crude index commodity or the Brent Crude index, a price source disruption or a disappearance of commodity reference price, as determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant, or

  With respect to any basket commodity (other than a commodity index), a Brent Crude index commodity, a trading disruption or a tax disruption, as determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant, or

  With respect to the Brent Crude index, a material change in formula or a material change in content, as determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant.

A market disruption event with respect to one or more basket commodities, will not constitute a market disruption event for the other basket commodities or index commodities, as applicable.

where;

“price source disruption” means (a) with respect to the Brent Crude index, either (i) the temporary failure of S&P to announce or publish the official settlement price of the Brent Crude index (or the price of any successor index, if applicable), or the information necessary for determining such price (or the price of any successor index, if applicable) or (ii) the temporary discontinuance or unavailability of the Brent Crude index, and (b) with respect to any basket commodity, the temporary or permanent failure of any relevant exchange to announce or publish the relevant price specified in the applicable pricing supplement for the relevant commodity.

“disappearance of commodity reference price” means (a) with respect to the Brent Crude index, the disappearance or permanent discontinuance or unavailability of the official settlement price of such index, notwithstanding the availability of the price source or the status of trading in the relevant index commodities or futures contracts related to the relevant index commodities, and (b) with respect to any basket commodity (other than a commodity index) or any index commodity, either (i) the failure of trading to commence, or the permanent discontinuance of trading, in such underlying commodity or index commodity or futures contracts related to such underlying commodity or index commodity on the relevant exchange for such underlying commodity or index commodity or (ii) the disappearance of, or of trading in, such underlying commodity or index commodity.

January 2011	PS-4

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

For purposes of this definition, a discontinuance of publication of commodity index shall not be a disappearance of commodity reference price if the Calculation Agent shall have selected a successor index in accordance with “–Discontinuance of the Brent Crude Index; Alteration of Method of Calculation” below.

“trading disruption” means, with respect to a basket commodity (other than a commodity index) or any underlying index commodity, the material suspension of, or the material limitation imposed on, trading in a basket commodity or underlying index commodity or futures contracts related to such basket commodity or underlying index commodity on the relevant exchange for such basket commodity or underlying index commodity.

“tax disruption” means the imposition of, change in or removal of an excise, severance, sales, use, value added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a basket commodity or index commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of the applicable pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a determination date from what it would have been without that imposition, change or removal.

“material change in content” means, with respect to a commodity index, the occurrence since the date of the applicable pricing supplement of a material change in the content, composition or constitution of such index or relevant futures contracts.

“material change in formula” means, with respect to a commodity index, the occurrence since the date of the applicable pricing supplement of a material change in the formula for, or the method of calculating, the official settlement price of such index.

Consequences of a market disruption event:

(i) In respect of any basket commodity (except a commodity index), if a determination date is not a trading day or if a market disruption event occurs on that date with respect to that basket commodity, the final commodity price for such basket commodity in respect of such determination date will be, subject to the second paragraph below, the relevant price of the basket commodity on the next trading day on which no market disruption event occurs.

(ii) In respect of any basket commodity index: (a) if a market disruption event occurs on a determination date with respect to such index or one or more commodities futures contracts underlying such index (an “index commodity”) the Calculation Agent will calculate the price of such index for such determination date using (i) for each index commodity which did not suffer a market disruption event the official settlement price on that date of each such index commodity and (ii) subject to the paragraph below, for each index commodity which did suffer a market disruption event on such date, the official settlement price of that index commodity on the next trading day on which no market disruption event occurs with respect to such index commodity. In calculating the price of any underlying commodity index for the purposes of this paragraph, the Calculation Agent will use the formula for calculating such index last in effect prior to the relevant determination date; provided that if the relevant market disruption event in respect of such index is due to a material change in formula, the Calculation Agent will use the formula last in effect prior to that market disruption event; or (b) if a determination date is not an index business day, the price of such index in respect of such determination date will be the price of such index on the next succeeding index business day, subject to the market disruption event provisions described herein.

(iii) If a market disruption event in respect of any basket commodity (other than a commodity index) or index commodity has occurred on each of the three consecutive trading days immediately succeeding a valuation date, the Calculation Agent will determine the applicable underlying commodity’s or index commodity’s price for such valuation date on such third succeeding trading day by requesting the principal office of each of the three leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price. If such quotations are provided as requested, the relevant price shall be the arithmetic mean of such quotations. If fewer than three quotations are provided as requested, the relevant price shall be determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant.

January 2011	PS-5

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation:

If S&P permanently discontinues publication of the Brent Crude index and S&P or another entity (including the Calculation Agent or any of its affiliates) publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Brent Crude index (such index being referred to herein as a “successor index”), then any subsequent price for such index will be determined by reference to such successor index at the regular official weekday close of the principal trading session of the relevant exchange for the successor index on the index business day that any index value is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If the commodity index publisher discontinues publication of an commodity index prior to, and such discontinuance is continuing on, any valuation date and the Calculation Agent determines, in its sole discretion, that no successor index is available at such date, then the Calculation Agent will determine the price for such index on such valuation date using the formula for calculating such index last in effect prior to such discontinuance.

If the method of calculating the Brent Crude index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), and the Calculation Agent, in its sole discretion, determines that such modification is not a material change in formula, then the Calculation Agent will adjust such index in order to arrive at a price of such index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Replacement of the Brent Crude index:

If, following the date on which the securities are issued, S&P ceases to publish the Brent Crude index and neither S&P nor any other entity undertakes to publish a commodity index using the same methods of computation and the same composition of futures contracts, then the final index value with respect to such note shall be calculated by the calculation agent in accordance with the formula applied by S&P to calculate the Brent Crude index on the last day on which the Brent Crude index was published.

Modification of the Brent Crude index:

If S&P changes its method of calculating the Brent Crude index in any material respect, the calculation agent may make adjustments necessary in order to arrive at a calculation of value comparable to the Index as if such changes or modifications had not been made and calculate any subsequent initial index values and final index values in accordance with such adjustments.

Postponement of maturity date:

If due to a market disruption event or otherwise, the valuation date for any basket commodity is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be the second business day following such valuation date as postponed.

Risk factors:	Please see “Risk Factors” beginning on PS-14.

January 2011	PS-6

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

General Terms
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	[ ]
ISIN:	[ ]
Minimum ticketing size:	[ ]
Tax considerations:

Although the issuer believes that, under current law, the securities should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities.

Subject to the discussion in the section “Supplemental Tax Considerations” on PS-30 of this preliminary pricing supplement and “United States Federal Taxation” in the accompanying prospectus supplement, the following U.S. federal income tax consequences should result based on current law:

  A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

  Upon sale, exchange or settlement of the securities at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion in the section “Supplemental Tax Considerations” on PS-30 of this preliminary pricing supplement and “United States Federal Taxation” in the accompanying prospectus supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Calculation agent:	Morgan Stanley Capital Group Inc. (“MSCG”)
Hedging:

On or prior to the pricing date, we, through our hedging counterparties or others, hedged our anticipated exposure in connection with the securities by taking positions in the basket commodities and in futures and options contracts on the basket commodities listed on major securities markets. Such purchase activity could increase the prices of the basket commodities, and therefore the prices at which the basket commodities must close on the valuation date before investors would receive at maturity a payment that exceeds the principal amount of the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the above referenced prospectus supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and subject to Title I of ERISA, (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, Eksportfinans ASA and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

January 2011	PS-7

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

The securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Additionally, certain employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the prohibited transaction rules of ERISA or the Code but may be subject to similar rules under other applicable laws or documents. Accordingly, assets of such plans may be invested in the Notes without regard to the prohibited transaction considerations under ERISA and the Code described below, subject to the provisions of other applicable federal, state or non-U.S. law (“Similar Law”). Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any Similar Law or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

January 2011	PS-8

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Supplemental information concerning plan of distribution; conflicts of interest:

The Agent may distribute the securities through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $15.00 for each security they sell.

Contact:

Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or their principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

January 2011	PS-9

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

How the securities work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security

Payoff Diagram

How it works

  Where the basket appreciates as a whole, the payout on the securities at maturity is equal to $1,000 plus the product of $1,000 times the basket percent increase.

  If the basket appreciates 5%, the investor would receive a 5% return, or $1,050.00 per security.

  Where the basket depreciates as a whole or does not appreciate, the payout on the PLUS at maturity is equal to $1,000 times the basket performance factor, and is consequently an amount less than or equal to the $1,000 stated principal amount of each security, based on a 1% loss of principal for each 1% decline in the basket.

  For example, if the basket depreciates by 15%, investors will lose 15% of their principal and receive only $850 per security at maturity, or 85% of the stated principal amount.

January 2011	PS-10

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Calculation of Payment at Maturity

Example 1

Basket Percent Increase Example

Below is an example of how to calculate the payment at maturity if the basket percent increase is positive based on hypothetical data in the table below. The initial and final basket commodity prices below are hypothetical and do not reflect the actual initial or final basket commodity prices.

		Hypothetical	Hypothetical
	% Weight in	Initial basket	Final basket	Percentage
Basket commodity	Basket	commodity price	commodity price	Change

Brent Crude index	25.0%	680	714	+ 5%
Coal (“coal”)	15.0%	$128.00	$134.40	+ 5%
Gold (“gold”)	15.0%	$1,374.00	$1,442.70	+ 5%
Copper (“copper”)	10.0%	$9,484.00	$9,958.20	+ 5%
Nickel (“nickel”)	10.0%	$24,595.00	$25,824.75	+ 5%
Soybeans (“soybeans”)	10.0%	1,350.00¢	1,417.50¢	+ 5%
Corn (“corn”)	10.0%	607.00¢	637.35¢	+ 5%
Cotton (“cotton”)	5.0%	147.25¢	154.61¢	+ 5%

Basket Percentage Increase = sum of (x) the final basket commodity price for each basket commodity minus the initial basket commodity price for such basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity:
[(final Brent Crude index price – initial Brent Crude index price) / initial Brent Crude index price] x 25.00%; plus
[(final coal price – initial coal price) / initial coal price] x 15.0%; plus
[(final gold price – initial gold price) / initial gold price] x 15.0%; plus
[(final copper price – initial copper price) / initial copper price] x 10.0%; plus
[(final nickel price – initial nickel price) / initial nickel price] x 10.0%; plus
[(final soybeans price – initial soybeans price) / initial soybeans price] x 10.0%; plus
[(final corn price – initial corn price) / initial corn price] x 10.0%; plus
[(final cotton price – initial cotton price) / initial cotton price] x 5.0%

So, using the final basket commodity prices above:

Brent Crude index = [(714 – 680) / 680] x 25.0% = 1.25%; plus coal = [($134.40 – $ 128.00) / $128.00] x 15.0% = 0.625%; plus gold = [($1,442.70 – $1,374.00) / $1,374.00] x 15.0% = 0.625%; plus copper = [($9,958.20 – $9,484.00) / $9,484.00] x 10.0% = 0.5%; plus nickel = [($25,824.75 – $24,595.00) / $24,595.00] x 10.0% = 0.5%; plus soybeans = [(1,417.50¢ – 1,350.00¢) / 1,350.00¢] x 10.0% = 0.5%; plus corn = [(637.35¢ – 607.00¢) / 607.00¢] x 10.0% = 0.5%; plus
cotton = [(154.61¢ – 147.25¢) / 147.25¢] x 5.0% = 0.5%
which equals
basket percentage increase = 5%

The upside payment will equal (i) $1,000 times (ii) the basket percentage increase, or:

$1,000 x 5% = $50.00

January 2011	PS-11

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Example 2

Basket Performance Factor Example

Below is an example of how to calculate the payment at maturity if the basket performance factor is 100% or less based on the hypothetical data in the table below. The initial and final basket commodity prices below are hypothetical and do not reflect the actual initial or final basket commodity prices.

The basket performance factor is less than 100%:

		Hypothetical	Hypothetical
	% Weight in	Initial basket	Final basket	Percentage
Basket commodity	Basket	commodity price	commodity price	Change

Brent Crude index	25.0%	680	306	– 55%
Coal	15.0%	$128.00	$134.40	+ 5%
Gold	15.0%	$1,374.00	$1,442.70	+ 5%
Copper	10.0%	$9,484.00	$9,958.20	+ 5%
Nickel	10.0%	$24,595.00	$25,824.75	+ 5%
Soybeans	10.0%	1,350.00¢	1,417.50¢	+ 5%
Corn	10.0%	607.00¢	637.35¢	+ 5%
Cotton	5.0%	147.25¢	154.61¢	+ 5%

Basket Performance Factor = sum of (x) the final basket commodity price for each basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity:

(final Brent Crude index price / initial Brent Crude index price) x 25%; plus
(final coal price / initial coal price) x 15.0%; plus
(final gold price / initial gold price) x 15.0%; plus
(final copper price / initial copper price) x 10%; plus
(final nickel price / initial nickel price) x 10%; plus
(final soybeans price / initial soybeans price) x 10%; plus
(final corn price / initial soybeans price) x 10%; plus
(final cotton price / initial cotton price) x 5.0%

So, using the final basket commodity prices above:

Brent Crude index = ($306 / $680) x 25.0% = 11.25%; plus
coal = ($134.40 / $128.00) x 15.0% = 15.75%; plus
gold = ($1,442.70 / $1,374.00) x 15.0% = 15.75%; plus
copper = ($9,958.20 / $9,484.00) x 10.0% = 10.50%; plus
nickel = ($25,824.75 / $24,595.00) x 10.0% = 10.50%; plus
soybeans = (1,417.50¢ / 1350.00¢) x 10.0% = 10.50%; plus
corn = (637.35¢ / 607.00¢) x 10.0% = 10.50%; plus
cotton = (154.61¢ / 147.25¢) x 5.0% = 5.25%
which equals

basket performance factor = 90%

In the above example, the final basket commodity prices of all the basket commodities except for the Brent Crude index (with a combined weighting of 75% of the basket), are each higher than their respective initial basket commodity prices, but the final basket commodity price of the Brent Crude index (with a weighting of 25% of the basket) is lower than its initial basket commodity price. Accordingly, although the final basket commodity prices of three-fourths of the basket commodities (by weight) have increased in value over their respective initial basket commodity prices, the final basket commodity price of the other one-fourth (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other basket commodities and, consequently, the basket performance factor is less than 100%. Therefore, the payment at maturity per security will equal:

$1,000 times the basket performance factor; or

$1,000 x 90% = $900

The payment at maturity per security will be $900, which is less than the stated principal amount by an amount proportionate to the percentage decline in the basket.

January 2011	PS-12

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Payment at Maturity

At maturity, investors will receive for each $1,000 stated principal amount of securities that they hold an amount in cash based upon the sum of the weighted performance of the basket commodities from the pricing date to the valuation date, as determined as follows:

If the basket appreciates, depreciates or does not appreciate:

If the basket depreciates or does not appreciate, the basket performance factor will be equal to or less than 1.0, and the payment at maturity will therefore be equal to or less than, and possibly substantially less than, the stated principal amount and may be zero. There is no minimum payment at maturity on the securities.

January 2011	PS-13

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Risk Factors

Unlike ordinary debt securities, the return on the participation securities depends on changes in values of a basket of seven commodities and one commodity index. As described in more detail below, the trading price of the securities may vary considerably before the stated maturity date due, among other things, to fluctuations in the price of the basket commodities and other events that are difficult to predict and beyond our control. The securities are a riskier investment than ordinary debt securities. Unlike ordinary debt securities, the securities do not pay interest. Also, the securities are not equivalent to investing directly in the basket commodities to which your notes are linked. Before investing in the securities, you should carefully consider the risks below, the risks described under “Risk Factors—Risks relating to index linked notes or notes linked to certain assets” beginning on page S-6 in the accompanying prospectus and the explanation of certain risks related to Eksportfinans contained in Item 3 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, which was filed with the Commission on March 26, 2010 and is incorporated by reference herein. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

  The securities do not pay interest or guarantee any return of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and do not guarantee any return of principal at maturity. If the value of the basket has decreased over the term of the securities, you will lose money on your investment and you will receive an amount in cash that is less than, and possibly substantially less than, the $1,000 stated principal amount of each security by an amount proportionate to the decrease in the value of the basket from its initial value. See “How the Securities Work” on PS-10 above.

  Market price of the securities will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including: the price of each of the basket commodities (including the commodity underlying the Brent Crude index) at any time and, in particular, on the valuation date, the volatility (frequency and magnitude of changes in value) of each of the basket commodities (including the commodity underlying the Brent Crude index), interest and yield rates in the market, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket commodities or stock or commodities markets generally and which may affect the final basket commodity prices of the basket commodities, trends of supply and demand for the basket commodities and the commodity underlying the Brent Crude index at any time, as well as the effects of speculation or any government activity that could affect the commodities markets, the time remaining until the securities mature and any actual or anticipated changes in our credit ratings or credit spreads. In addition, the commodities markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government intervention. As a result, the market value of the securities will vary and may be less than the original issue price at any time prior to maturity and sale of the securities prior to maturity may result in a loss.

  The securities are subject to the credit risk of Eksportfinans ASA, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on Eksportfinans ASA’s ability to pay all amounts due on the securities at maturity, and, therefore, investors are subject to the credit risk of Eksportfinans ASA and to changes in the market’s view of Eksportfinans ASA’s creditworthiness. Any actual or anticipated decline in Eksportfinans ASA’s credit ratings or increase in the credit spreads charged by the market for taking Eksportfinans ASA credit risk is likely to adversely affect the market value of the securities.

  Changes in the price of one or more of the basket commodities may offset each other. Price movements in the basket commodities may not correlate with each other. At a time when the price of one basket commodity increases, the price of the other basket commodities may not increase as much, or may even decline in price. Therefore, in calculating the performance of the basket commodities on the valuation date, increases in the price of one basket commodity may be moderated, or wholly offset, by lesser increases or declines in the price of other basket commodities. Furthermore, the basket is not equally weighted among the basket commodities. Decreases in the price of a more heavily weighted basket commodity, such as the Brent Crude index which has a 25% weighting in the basket, could moderate or wholly offset increases in the price of the less heavily weighted basket commodities.

January 2011	PS-14

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

  The basket commodities are not be equally weighted. As the securities are linked to a basket of seven commodities and the Brent Crude index, the basket commodities have different weightings in determining the value of the basket. The same percentage change in two of the basket commodities could have different effects on the performance of the basket because of the unequal weightings. For example, if the weighting of one basket commodity is greater than the weighting of another basket commodity, a 5% decrease in the value of the basket commodity with the greater weighting will have a greater impact on the performance of the basket than a 5% increase in the value of the basket commodity with the lesser weighting.

  Investing in the securities is not equivalent to investing directly in the basket commodities or in futures contracts or forward contracts on the basket commodities. Investing in the securities is not equivalent to investing directly in any of the basket commodities, in futures contracts or forward contracts on any of the basket commodities or in the contracts that underlie the Brent Crude index. By purchasing the securities, you do not purchase any entitlement to any of the basket commodities, futures contracts or forward contracts on any of the basket commodities or contracts that underlie the Brent Crude index. Further, by purchasing the securities, you are taking credit risk of Eksportfinans ASA and not to any counter-party to futures contracts and forward contracts on any of the basket commodities or to contracts that underlie the Brent Crude index.

  The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging the issuer’s obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

  Investments linked to commodities are subject to sharp fluctuations in commodity prices. Investments, such as the securities, linked to the prices of commodities, are subject to sharp fluctuations in the prices of commodities and related contracts over short periods of time for a variety of factors, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts. These factors may affect the prices of the basket commodities and the value of your securities in varying and potentially inconsistent ways. As a result of these or other factors, the prices of the basket commodities may be, and have recently been, highly volatile (see “Historical Information” beginning on PS-21).

  The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

  Adjustments to the Brent Crude index could adversely affect the value of the securities. Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (“S&P”), as the index publisher, may add, delete or substitute the commodity contracts constituting the Brent Crude index or make other methodological changes that could change the value of the Brent Crude index. The index publisher may discontinue or suspend calculation or publication of the Brent Crude index at any time. Any of these actions could adversely affect the value of the securities. Where the Brent Crude index is discontinued, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the Brent Crude index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

January 2011	PS-15

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

  The formula for determining the payment at maturity does not take into account all developments in the Brent Crude index or basket commodities. Changes in the Brent Crude index during the term of the notes before the final valuation date will not be reflected in the calculation of the payment at maturity. The calculation agent will calculate the payment at maturity by comparing only the Brent Crude index and basket commodity values on the pricing date and on the final valuation date. No other Brent Crude index or basket commodity values will be taken into account. As a result, you may lose part or all of your investment even if the Brent Crude index or basket commodities have risen at certain times during the term of the securities before falling to a value below their initial value on the final valuation date.

  The Brent Crude index may in the future include contracts that are not traded on regulated futures exchanges. The Brent Crude index was originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). At present, the Brent Crude index continues to be composed exclusively of regulated futures contracts. As described below, however, the Brent Crude index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the indices may be subject to certain risks not presented by most exchange- traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

  Specific commodities’ prices are affected by numerous factors specific to each market. We describe the principal risks associated with investments in coal, gold, copper, nickel, soybeans, corn and cotton in the next paragraphs. For more information on the Brent Crude index, coal, gold, copper, nickel, soybeans, corn and cotton, please see “The Basket”.

  The S&P GSCI™ Brent Crude Oil Index—Excess Return  . The Brent Crude index is composed entirely of Brent crude oil futures contracts included in the S&P GSCITM-Excess Return. The price of Brent crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchanges. In addition, prices for Brent crude oil are affected by governmental programs and policies regarding energy, including oil, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affects Brent crude oil prices such as weather, natural disasters, technological developments, labor activity, wars and political and civil upheavals. Demand for crude oil has generally increased with worldwide growth and prosperity.

  Coal  . The price of coal is affected by the global demand for and supply of coal. Due to the importance of coal in the generation of electricity and the production of iron and steel, the electric and steel industries account for a significant percentage of coal demand. Nuclear power, natural gas, hydro-electric power, wind and solar power and crude oil can be used as substitutes for coal, and the availability and price of each of these alternative energy sources also affects demand for coal. Government regulations regarding air pollution affect the demand for coal, and, specifically, the demand for specific types of coal, by limiting the amount of sulfur dioxide which may be emitted during the use of coal. Other factors that affect the price of coal include weather patterns, discoveries of new coal deposits, labor and equipment costs, environmental, health and safety and other government regulations, including the regulation of mines, government subsidies and tax incentives and transportation disruptions.

  Gold.   The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time. Specific factors affecting the daily fixing price of gold include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events as well as wars and political and civil upheavals. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, as opposed to newly produced gold, in particular as the result of financial crises, levels of gold production and production costs in major gold producing nations such as South Africa, the United States and Australia, non-concurrent trading hours of gold markets and short-term changes in supply and demand because of trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors.

January 2011	PS-16

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

  Copper. The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

  Nickel  . The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel demand. Growth in the production of stainless steel will therefore drive nickel demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for nickel in various applications. Their availability and price will also affect demand for nickel. Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”). Exports from the CIS have increased in recent years. The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for nickel in the early 1990s tended to discourage such investments.

  Soybeans. The price of soybeans is primarily affected by the global demand for and supply of soybeans, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture, including soybeans, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect soybean prices such as weather, crop yields, natural disasters, pestilence, technological developments, wars and political and civil upheavals. Soy biodiesel, animal agriculture, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand. The United States, Argentina and Brazil are the three largest suppliers of soybean crops.

  Corn  . The price of corn is primarily affected by the global demand for and supply of corn. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed. Negative developments in those industries may lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn. The United States is the world’s largest supplier of corn, followed by China and Brazil. The supply of corn is particularly sensitive to weather patterns in the United States and China. In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

  Cotton  . Cotton prices are primarily affected by the global demand for and supply of cotton, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, the price of cotton is affected by governmental programs and policies regarding agriculture, including cotton, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect cotton prices such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals. Demand for cotton has generally increased with worldwide growth and prosperity.

  Past Basket performance is no guide to future performance. The actual performance of the basket over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the historical performance of the basket or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the basket.

January 2011	PS-17

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

  Possible legal and regulatory changes could adversely affect the return on and value of the securities. The United States Congress and administrative agencies are currently considering legislation and rules regulating the commodities markets. Although it is unclear what form any new legislation or rules may take, it is possible that any new legislation or rules may affect ability of market participants to participate in the market as they have in the past and may reduce liquidity in the commodities markets, or affect the commodities market in other ways. In addition, these legislative and regulatory changes will likely increase the level of regulation of markets and market participants, and therefore the costs of participating in the commodities and futures markets. These changes could impact the price and volatility of each of the seven commodities included in the basket, which could in turn adversely affect the return on and the value of your securities.

  There are risks relating to the trading of metals on the London Metal Exchange. The official cash offer prices of copper and nickel are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on any valuation date, the per unit U.S. dollar cash offer prices used to determine the official cash offer price of certain basket commodities, and consequently your payment at maturity, could be adversely affected.

  Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the prices of some of the basket commodities and, therefore, the value of the securities.

  The economic interests of the calculation agent and other affiliates of MS & Co are potentially adverse to your interest. MSCG, the calculation agent, is a subsidiary of MS & Co. The economic interests of the calculation agent and other affiliates of MS & Co are potentially adverse to your interests as an investor in the securities. As calculation agent, MSCG has determined the initial basket commodity price and will determine the final basket commodity price of each basket commodity, the basket performance factor or the basket percent increase, as applicable, and will calculate the amount of cash, if any, you receive at maturity. Determinations made by MSCG, in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of any closing price in the event of a market disruption event, may affect the payout to you at maturity.

  Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. MSCG and other affiliates of MS & Co have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the basket commodities), including trading in futures and options on the basket commodities as well as in other instruments related to such basket commodities. MSCG and some of its affiliates also trade in the component futures contracts of the basket commodities and other financial instruments related to the basket commodities on a regular basis as part of their general commodity trading, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial basket commodity prices of the basket commodities and, therefore, could have increased the prices at which the basket commodities must close on the valuation date before you receive a payment at maturity that exceeds the stated principal amount of the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the prices of the basket commodities on the valuation date and, accordingly, the amount of cash you will receive at maturity.

January 2011	PS-18

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

  The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Fact Sheet — General Information — Tax considerations” and “Fact Sheet — General Information — Supplemental tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one treatment, U.S. Holders could be required to accrue original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections. On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.
  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

January 2011	PS-19

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

The Basket

The basket consists of the following index and seven basket commodities: Brent Crude index (weighted at 25.00% of the Basket), Coal (weighted at 15.00% of the Basket), Gold (weighted at 15.00% of the Basket), Copper (weighted at 10.00% of the Basket), Nickel (weighted at 10.00% of the Basket), Corn (weighted at 10.00% of the Basket) and Cotton (weighted at 5.00% of the Basket). We have derived all information regarding each of the seven basket commodities contained in this pricing supplement from publicly available information.

The S&P GSCI™ Brent Crude Oil Index—Excess Return. The official settlement price for the S&P GSCI Brent Crude Oil Index Excess Return, stated in U.S. dollars, published by S&P or its successor.

Coal. (A) The price for a pricing date, and (B) the price with respect to the initial commodity price, will be the published price, which is the price under the column “Average” (which is the average of the bid and the offer) of the first nearby month calendar month (under the column “Duration”), per tonne of steam coal 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA, stated in U.S. dollars, published by The McCloskey Group Ltd., under the heading “Daily forward curves: API#2: (6,000kc NAR CIF ARA)” in the issue of McCloskey’s Coal Report that report prices effective on (A) that pricing date or (B) the date of the initial commodity price determination.

Gold. The afternoon Gold fixing price per troy ounce of Gold for delivery in London through a member of the LMBA authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market.

Copper. The official cash offer price per tonne of Copper Grade A on the LME for the spot market, stated in U.S. dollars, as determined by the LME.

Nickel. The official cash offer price per tonne of Primary Nickel on the LME for the spot market, stated in U.S. dollars, as determined by the LME.

Soybeans. The official settlement price per bushel of deliverable grade soybeans on the CBOT of the first nearby month futures contract; provided that any pricing date after the date of the Last Trade of the relevant Options Contract (if there is more than one Options Contract, then the Options Contract with the latest date) pertaining to the first nearby month futures contract (the “Last Trading Day”), shall look to the second nearby month futures contract, stated in U.S. cents, as made public by the CBOT.

Corn. The official settlement price per bushel of deliverable grade corn on the CBOT of the first nearby month futures contract; provided that any pricing date after the date of the Last Trade of the relevant Options Contract (if there is more than one Options Contract, then the Options Contract with the latest date) pertaining to the first nearby month futures contract (the “Last Trading Day”), shall look to the second nearby month futures contract, stated in U.S. cents, as made public by the CBOT.

Cotton. The official settlement price per pound of deliverable grade cotton No. 2 on the NYBOT of the first nearby month futures contract; provided that any pricing date after the date of the Last Trade of the relevant Options Contract (if there is more than one Options Contract, then the Options Contract with the latest date) pertaining to the first nearby month futures contract (the “Last Trading Day”), shall look to the second nearby month futures contract, stated in U.S. cents, as made public by the NYBOT.

January 2011	PS-20

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Historical Information

The following tables set forth the published high and low official settlement prices or official cash offer prices, as applicable, as well as end-of-quarter official settlement prices or official cash offer prices, as applicable, for each of the basket commodities for each quarter in the period from January 1, 2006 through January 12, 2011. The related graphs set forth the official settlement prices or official cash offer prices, as applicable, for each respective basket commodity for the same period. The index value and commodity prices on January 12, 2011 were, in the case of the Brent Crude index, 679.0516, in the case of coal, $127.25, in the case of gold, $1,374.00, in the case of copper, $9,484.00, in the case of nickel, $24,595.00, in the case of Soybeans, 1350.50¢, in the case of Corn, 607.00¢ and, in the case of Cotton, 147.25¢. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical prices and historical performance of the basket commodities should not be taken as an indication of future performance. We cannot give you any assurance that the basket will appreciate over the term of the securities so that you will receive a payment in excess of the stated principal amount of the securities.

Brent Crude Index	High	Low	Period End
2006
First Quarter	861.6602	747.3957	830.0096
Second Quarter	936.5114	830.0096	905.0875
Third Quarter	947.4770	729.8762	759.1187
Fourth Quarter	759.1187	685.4407	702.1380
2007
First Quarter	739.5484	583.2453	739.5484
Second Quarter	772.1448	700.5182	765.9957
Third Quarter	845.7232	728.5804	836.0778
Fourth Quarter	1,013.6750	809.3849	999.9536
2008
First Quarter	1,140.8240	923.2914	1,077.4320
Second Quarter	1,513.2930	1,075.1720	1,509.9640
Third Quarter	1,574.4010	945.2966	1,039.1281
Fourth Quarter	1,009.7990	369.7040	460.7850
2009
First Quarter	502.7862	353.5982	426.8229
Second Quarter	588.6757	418.7187	561.5999
Third Quarter	603.5893	487.0408	543.6245
Fourth Quarter	620.0170	529.9171	593.2141
2010
First Quarter	622.1772	524.3621	614.4398
Second Quarter	659.2701	509.4711	540.2888
Third Quarter	590.9226	514.882	581.9815
Fourth Quarter	661.7601	572.1927	661.7601
2011
First Quarter (through January 12, 2011)	681.6526	651.3447	681.6526

Daily Official Settlement Prices of the Brent Crude index January 1, 2006 to January 12, 2011

January 2011	PS-21

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Coal (in U.S. dollars per tonne)	High	Low	Period End
2006
First Quarter	66.83	52.48	65.18
Second Quarter	65.18	58.85	60.68
Third Quarter	71.35	60.30	65.55
Fourth Quarter	68.75	63.20	68.05
2007
First Quarter	72.15	66.20	72.15
Second Quarter	81.58	70.30	78.00
Third Quarter	104.03	75.25	104.03
Fourth Quarter	129.68	102.00	127.05
2008
First Quarter	148.30	127.05	128.78
Second Quarter	217.38	125.00	217.38
Third Quarter	224.30	148.25	148.25
Fourth Quarter	151.30	72.40	82.35
2009
First Quarter	89.30	54.63	64.05
Second Quarter	71.48	60.00	65.80
Third Quarter	71.78	63.60	71.13
Fourth Quarter	83.75	70.43	83.75
2010
First Quarter	96.50	70.88	73.55
Second Quarter	98.35	75.25	94.43
Third Quarter	96.20	90.18	96.20
Fourth Quarter	131.75	96.25	131.45
2011
First Quarter (through January 12, 2011)	131.45	122.15	125.53

Daily Reported Settlement Prices of Coal January 1, 2006 to January 12, 2011

January 2011	PS-22

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Gold (in U.S. dollars per troy ounce)	High	Low	Period End
2006
First Quarter	584.00	513.00	582.00
Second Quarter	725.00	567.00	613.50
Third Quarter	663.25	573.60	599.25
Fourth Quarter	648.75	560.75	632.00
2007
First Quarter	685.75	608.40	661.75
Second Quarter	691.40	642.10	650.50
Third Quarter	743.00	648.75	743.00
Fourth Quarter	841.10	725.50	833.75
2008
First Quarter	1011.25	833.75	933.50
Second Quarter	946.00	853.00	930.25
Third Quarter	986.00	740.75	884.50
Fourth Quarter	903.50	712.50	869.75
2009
First Quarter	989.00	810.00	916.50
Second Quarter	981.75	870.25	934.50
Third Quarter	1018.50	908.50	995.75
Fourth Quarter	1212.50	1003.50	1087.50
2010
First Quarter	1153.00	1058.00	1115.50
Second Quarter	1261.00	1123.50	1244.00
Third Quarter	1307.50	1157.00	1307.00
Fourth Quarter	1421.00	1313.50	1405.50
2011
First Quarter (through January 12, 2011)	1405.50	1367.00	1378.75

Daily Official Settlement Prices of Gold January 1, 2006 to January 12, 2011

January 2011	PS-23

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Copper (in U.S. dollars per tonne)	High	Low	Period End
2006
First Quarter	5527.50	4537.00	5527.50
Second Quarter	8788.00	5527.50	7501.00
Third Quarter	8233.00	7230.00	7601.00
Fourth Quarter	7740.00	6290.00	6290.00
2007
First Quarter	6940.00	5225.50	6940.00
Second Quarter	8225.00	6916.00	7650.00
Third Quarter	8210.00	6960.00	8165.00
Fourth Quarter	8301.00	6272.50	6676.50
2008
First Quarter	8881.00	6666.00	8520.00
Second Quarter	8884.50	7921.00	8775.50
Third Quarter	8985.00	6419.00	6419.00
Fourth Quarter	6379.00	2770.00	2902.00
2009
First Quarter	4078.00	2902.00	4035.00
Second Quarter	5266.00	3963.50	5108.00
Third Quarter	6490.50	4821.00	6136.00
Fourth Quarter	7346.00	5856.00	7346.00
2010
First Quarter	7830.00	6242.00	7830.00
Second Quarter	7950.50	6091.00	6515.00
Third Quarter	8053.50	6354.00	8053.50
Fourth Quarter	9739.50	8085.50	9739.50
2011
First Quarter (through January 12, 2011)	9754.00	9384.00	9625.00

Daily Official Settlement Prices of Copper January 1, 2006 to January 12, 2011

January 2011	PS-24

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Nickel (in U.S. dollars per tonne)	High	Low	Period End
2006
First Quarter	15340.00	13380.00	15340.00
Second Quarter	23100.00	15340.00	22275.00
Third Quarter	34750.00	22275.00	31500.00
Fourth Quarter	35455.00	29995.00	34205.00
2007
First Quarter	50345.00	32900.00	45500.00
Second Quarter	54200.00	35850.00	35850.00
Third Quarter	36950.00	25055.00	31050.00
Fourth Quarter	33655.00	25510.00	25805.00
2008
First Quarter	33300.00	25805.00	29805.00
Second Quarter	30025.00	21530.00	21675.00
Third Quarter	21880.00	15755.00	15755.00
Fourth Quarter	16000.00	8810.00	10810.00
2009
First Quarter	13420.00	9405.00	9405.00
Second Quarter	16010.00	9555.00	16010.00
Third Quarter	21070.00	14360.00	17335.00
Fourth Quarter	19495.00	15810.00	18480.00
2010
First Quarter	24950.00	17035.00	24950.00
Second Quarter	27600.00	17955.00	19430.00
Third Quarter	23425.00	18735.00	23390.00
Fourth Quarter	24960.00	21290.00	24960.00
2011
First Quarter (through January 12, 2011)	25175.00	24050.00	25065.00

Daily Official Settlement Prices of Nickel January 1, 2006 to January 12, 2011

January 2011	PS-25

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Soybeans (in U.S. cents per bushel)	High	Low	Period End
2006
First Quarter	621.00	562.00	571.50
Second Quarter	609.00	555.25	594.75
Third Quarter	608.50	527.25	547.50
Fourth Quarter	688.00	542.50	683.50
2007
First Quarter	783.75	653.50	761.25
Second Quarter	855.25	709.75	850.00
Third Quarter	1009.00	799.25	991.25
Fourth Quarter	1220.75	925.50	1199.00
2008
First Quarter	1544.50	1189.50	1197.25
Second Quarter	1605.00	1211.00	1605.00
Third Quarter	1658.00	1045.00	1045.00
Fourth Quarter	1053.00	783.50	972.25
2009
First Quarter	1037.50	848.50	952.00
Second Quarter	1267.00	952.00	1226.25
Third Quarter	1258.50	913.50	927.00
Fourth Quarter	1060.50	885.00	1039.75
2010
First Quarter	1052.25	908.00	941.00
Second Quarter	1004.25	930.50	948.50
Third Quarter	1128.50	953.50	1106.75
Fourth Quarter	1393.75	1054.00	1393.75
2011
First Quarter (through January 12, 2011)	1409.00	1350.50	1409.00

Daily Official Settlement Prices of the Soybeans January 1, 2006 to January 12, 2011

January 2011	PS-26

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Corn (in U.S. cents per bushel)	High	Low	Period End
2006
First Quarter	236.00	205.00	236.00
Second Quarter	263.00	223.00	235.50
Third Quarter	264.25	219.00	262.50
Fourth Quarter	390.25	262.50	390.25
2007
First Quarter	434.50	354.50	374.50
Second Quarter	419.00	329.50	329.50
Third Quarter	386.75	310.00	373.00
Fourth Quarter	455.50	339.75	455.50
2008
First Quarter	567.25	455.50	567.25
Second Quarter	754.75	576.25	724.75
Third Quarter	748.75	487.50	487.50
Fourth Quarter	484.00	293.50	407.00
2009
First Quarter	427.50	343.50	404.75
Second Quarter	449.50	347.75	347.75
Third Quarter	359.00	300.50	344.00
Fourth Quarter	417.00	333.50	414.50
2010
First Quarter	423.00	345.00	345.00
Second Quarter	373.25	325.00	354.25
Third Quarter	521.75	360.00	495.75
Fourth Quarter	629.00	465.75	629.00
2011
First Quarter (through January 12, 2011)	631.00	595.00	631.00

Daily Official Settlement Prices of the Corn January 1, 2006 to January 12, 2011

January 2011	PS-27

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Cotton (in U.S. cents per pound)	High	Low	Period End
2006
First Quarter	57.43	52.22	52.65
Second Quarter	53.97	46.12	49.75
Third Quarter	55.23	47.50	49.30
Fourth Quarter	56.96	46.80	56.19
2007
First Quarter	56.19	51.76	53.57
Second Quarter	58.50	46.25	58.50
Third Quarter	66.49	55.15	62.05
Fourth Quarter	68.01	58.10	68.01
2008
First Quarter	89.00	66.83	69.34
Second Quarter	75.23	64.21	71.40
Third Quarter	71.68	55.06	55.50
Fourth Quarter	56.69	39.14	49.02
2009
First Quarter	52.07	40.01	46.47
Second Quarter	60.54	46.15	53.30
Third Quarter	63.18	54.71	61.34
Fourth Quarter	76.25	59.26	75.60
2010
First Quarter	83.44	66.62	80.55
Second Quarter	84.72	77.06	82.60
Third Quarter	108.14	77.16	104.18
Fourth Quarter	159.12	99.78	144.81
2011
First Quarter (through January 12, 2011)	147.97	140.60	147.97

Daily Official Settlement Prices of the Cotton January 1, 2006 to January 12, 2011

January 2011	PS-28

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Basket Performance	High	Low	Period End
2006
First Quarter	111.42434	100.00000	111.42434
Second Quarter	129.74243	111.33185	123.08160
Third Quarter	134.33875	121.18381	126.85247
Fourth Quarter	137.05529	123.55041	134.65156
2007
First Quarter	149.16424	126.42076	148.08800
Second Quarter	156.67577	144.29653	144.47016
Third Quarter	159.11765	135.80793	159.11765
Fourth Quarter	176.18199	154.36601	174.33272
2008
First Quarter	207.66753	174.33272	192.54491
Second Quarter	240.57035	190.06914	240.57035
Third Quarter	242.89556	172.84668	172.84668
Fourth Quarter	172.80112	99.84289	117.88570
2009
First Quarter	125.26076	103.36211	113.66409
Second Quarter	136.00652	113.31298	128.89006
Third Quarter	137.44296	122.11502	130.45017
Fourth Quarter	148.30248	128.16715	148.30248
2010
First Quarter	154.51729	134.03239	148.38172
Second Quarter	156.51712	144.70919	149.44656
Third Quarter	170.64299	146.96903	170.64299
Fourth Quarter	205.73362	169.05642	205.73362
2011
First Quarter (through January 12, 2011)	205.73362	199.51872	204.37196

Basket Performance January 1, 2006 to January 12, 2011

January 2011	PS-29

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Supplemental Tax Considerations

The following is a general description of certain United States Federal income tax considerations relating to the securities. The following does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date. This summary does not address all aspects of United States Federal income taxation of the securities that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of securities who is subject to special treatment under the United States Federal income tax laws.

The following discussion supplements and should be read together with the discussion in the prospectus supplement and the prospectus under “Taxation in the United States” and is subject to the limitations and exceptions set forth therein. Unless otherwise noted, this discussion is only applicable to you if you are a U.S. holder (as defined in the accompanying prospectus). The following discussion represents the opinion of Allen & Overy LLP and does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder. Prospective holders should consult their own tax advisors as to the consequences of acquiring, holding and disposing of securities under the tax laws of the country of which they are resident for tax purposes as well of under the laws of any state, local or foreign jurisdiction.

The characterization of the securities for U.S. Federal income tax purposes is not certain. As a result, some aspects of the U.S. Federal income tax consequences of an investment in the securities are not certain. No ruling is being requested from the IRS with respect to the securities and, accordingly, no assurance can be given that the IRS will agree with, and a court will ultimately uphold, the conclusions expressed herein. Although no definitive authority directly addresses the characterization of the securities or instruments similar to the securities for U.S. Federal income tax purposes, we intend to treat the securities as pre-paid cash-settled derivative contracts linked to the value of the Fund and, unless otherwise indicated, the discussion below assumes this to be the case. We and, by purchasing a security, you agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize the securities for all tax purposes as pre-paid derivative contracts linked to the value of the Fund. However, it is possible that the IRS could seek to characterize the securities in a manner that results in tax consequences (including the timing, amount and character of income) different from those described below. Prospective holders should consult their own tax advisors as to the proper characterizations and treatment of the securities for U.S. Federal income tax purposes.

For U.S. Federal income tax purposes, you generally should recognize capital gain or loss upon the sale or maturity of your securities (which will be long-term capital gain or loss if you hold your securities for more than one year) in an amount equal to the difference between the amount you receive at such time and your tax basis in the securities. In general, your tax basis in your securities will be equal to the price you paid for them. The deductibility of capital losses is subject to limitations.

Alternative Treatments. In light of the uncertainty as to the United States Federal income tax treatment, it would be a reasonable interpretation of the current law for the securities to be treated as a single debt instrument subject to the special tax rules governing contingent payment debt instruments.

If the securities are so treated, you would be required to accrue interest income over the term of your securities based upon the yield at which we would issue a noncontingent fixed-rate debt instrument with other terms and conditions similar to your securities. You would recognize gain or loss upon the sale or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognize upon the sale or maturity of your securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your securities, and thereafter would be capital loss.

January 2011	PS-30

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

If the securities are treated as a contingent payment debt instrument and you purchase your securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in treasury regulations governing contingent payment debt instruments. Accordingly, if you purchase your securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your securities, it is possible that the IRS could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. Federal income tax purposes.

Recently Enacted Legislation. Beginning in 2011, recently enacted legislation may require individual U.S. holders to report to the IRS certain information with respect to their beneficial ownership of the securities. Investors who fail to report required information could be subject to substantial penalties.

Additionally, beginning in 2012, all payments of the proceeds of a sale, exchange or other disposition of the securities will generally be subject to information reporting and backup withholding, unless an exemption applies. Further, corporations will no longer be automatically exempt from information reporting and backup withholding.

U.S. holders are urged to consult their tax advisors regarding the application of any of the above legislation to their ownership of the securities.

Possible New Administrative Guidance and/or Legislation. From time to time, there may be legislative proposals or interpretive guidance addressing the tax treatment of financial instruments such as the securities. We cannot predict the likelihood of any such legislation or guidance being adopted, or the ultimate impact on the securities. For example, on December 7, 2007, the IRS released a notice stating that it and the Treasury are actively considering the proper federal income tax treatment of an instrument such as the securities, including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and Treasury are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, we intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as the IRS and the Treasury issue guidance providing that some other treatment is more appropriate.

In addition, one member of the House of Representatives introduced a bill on December 19, 2007 that, if enacted, would have required holders of instruments such as the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar bill will be re-introduced or enacted in the future and whether any such bill would affect the tax treatment of your securities.

Prospective purchasers of the securities should review the “Taxation in the United States” section in the prospectus supplement and the prospectus for a further discussion of the U.S. Federal income tax considerations and consult their tax advisors as to the consequences of acquiring, holding and disposing of the securities under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or foreign jurisdiction.

January 2011	PS-31

Participation Securities based on the Performance of a Basket Composed of Commodities and a Commodity Index due February [ ], 2012
Seven Commodities + S&P GSCITM Brent Crude Oil Index – Excess Return
Participation Securities

Where You Can Find More Information

Capitalized terms used in this pricing supplement without definition have the meanings given to them in the prospectus supplement and accompanying prospectus.

You should read this pricing supplement together with the prospectus dated February 4, 2010, as supplemented by the prospectus supplement dated February 4, 2010 relating to our medium-term notes of which these notes are a part. This pricing supplement, together with these documents, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying prospectus supplement dated February 4, 2010, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access the prospectus dated February 4, 2010, as supplemented by the prospectus supplement dated February 4, 2010, on the SEC Website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Website):

http://www.sec.gov/Archives/edgar/data/700978/000095012310008669/u08181fv3asr.htm

Our Central Index Key, or CIK, on the SEC Website is 700978. As used in this pricing supplement, “we,” “us,” or “our” refers to Eksportfinans ASA.

January 2011	PS-32